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                                                                    EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated January 22, 1998, incorporated by reference in the Annual Report on Form 10-K of Community First Bankshares, Inc. for the year ended December 31, 1997, with respect to the consolidated financial statements, incorporated by reference in this Form 10-K/A No. 1

We also consent to the use of our report dated September 19, 1997, with respect to the financial statements of KeyBank National Association (Wyoming), included in this Form 10-K/A No. 1.


/s/ Ernst & Young LLP

Ernst & Young LLP
Minneapolis MN
March 25, 1998